Exhibit 10.4

Dated as of April 18, 2006

HUNTSMAN RECEIVABLES FINANCE LLC,
as the Company

HUNTSMAN (EUROPE) BVBA,
as Master Servicer

TIOXIDE AMERICAS INC.,
HUNTSMAN HOLLAND B.V.,
TIOXIDE EUROPE LIMITED,
HUNTSMAN INTERNATIONAL LLC,
HUNTSMAN PETROCHEMICALS (UK) LIMITED,
HUNTSMAN PROPYLENE OXIDE LTD.,
HUNTSMAN INTERNATIONAL FUELS, L.P.,
TIOXIDE EUROPE S.R.L.,
HUNTSMAN SURFACE SCIENCES lTALIA S.R.L.,
HUNTSMAN PATRICA S.R.L.,
TIOXIDE EUROPE S.L.,
HUNTSMAN PERFORMANCE PRODUCTS SPAIN, S.L.,
TIOXIDE EUROPE S.A.S.,
HUNTSMAN SURFACE SCIENCES (FRANCE) S.A.S.,
HUNTSMAN SURFACE SCIENCES UK LIMITED,
HUNTSMAN ETHYLENEAMINES LTD.,
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN POLYMERS CORPORATION
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
as Local Servicers

J.P. MORGAN BANK (IRELAND) plc,
as Trustee

PRICEWATERHOUSECOOPERS LLP,
as Liquidation Servicer

and

HUNTSMAN INTERNATIONAL LLC,
as Servicer Guarantor

SECOND AMENDED AND RESTATED
SERVICING AGREEMENT

SIDLEY AUSTIN

WOOLGATE EXCHANGE
25 BASINGHALL STREET
LONDON EC2V 5HA
TELEPHONE 020 7360 3600
FACSIMILE 020 7626 7937

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

SECTION 1.01.	Definitions

SECTION 1.02.	Other Definitional Provisions

ARTICLE II ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.01.	Appointment of Master Servicer and Local Servicers; Delegation

SECTION 2.02.	Servicing Procedures

SECTION 2.03.	Collections

SECTION 2.04.	Reconciliation of Deposits

SECTION 2.05.	Servicing Compensation

SECTION 2.06.	Advances by the Master Servicer

ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Representations and Warranties of the Master Servicer, Local Servicers and the Servicer Guarantor

SECTION 3.02.	Additional Representations and Warranties of the Master Servicer

ARTICLE IV COVENANTS OF THE MASTER SERVICER AND THE SERVICER GUARANTOR

SECTION 4.01.	Delivery of Daily Reports

SECTION 4.02.	Delivery of Monthly Settlement Report

SECTION 4.03.	Delivery of Quarterly Master Servicer’s Certificates

SECTION 4.04.	Delivery of Independent Public Accountants’ Letter Related to Annual Review of Originator Daily Reports, Daily Reports and Monthly Settlement Reports

SECTION 4.05.	Extension, Amendment and Adjustment of Receivables; Amendment of Policies

SECTION 4.06.	Protection of Holders’ Rights

SECTION 4.07.	Security Interest

SECTION 4.08.	Location of Records

SECTION 4.09.	Inspection Rights

SECTION 4.10.	Delivery of Financial Reports

SECTION 4.11.	Notices

SECTION 4.12.	Servicing Standard

SECTION 4.13.	Delivery of Information or Documents Requested by the Company

SECTION 4.14.	Maintenance of Records

SECTION 4.15.	Compliance with FX Hedging Policy

SECTION 4.16.	Designated Lines of Business

SECTION 4.17.	Notice, Reports, Directions by Master Servicer

ARTICLE V OTHER MATTERS RELATING TO THE MASTER SERVICER

SECTION 5.01.	Merger, Consolidation, etc.

SECTION 5.02.	Indemnification of the Company, Liquidation Servicer, Trust and the Trustee

SECTION 5.03.	Master Servicer Not to Resign

SECTION 5.04.	Access to Certain Documentation and Information Regarding the Receivables

ARTICLE VI MASTER SERVICER DEFAULTS; MASTER SERVICER TERMINATION

SECTION 6.01.	Master Servicer Defaults

SECTION 6.02.	Trustee To Act; Appointment of Successor

SECTION 6.03.	Waiver of Past Defaults

ARTICLE VII GUARANTY

SECTION 7.01.	Guaranty

SECTION 7.02.	Scope of Guarantor’s Liability

SECTION 7.03.	The Company and the Trustee’s Right to Amend this Agreement

SECTION 7.04.	Waiver of Certain Rights by Guarantor

SECTION 7.05.	Master Servicer’s Obligations to Guarantor and Guarantor’s Obligations to Master Servicer Subordinated

ii

SECTION 7.06.	Guarantor to Pay the Company and the Trustee’s Expenses

SECTION 7.07.	Reinstatement

ARTICLE VIII MISCELLANEOUS PROVISIONS

SECTION 8.01.	Amendment

SECTION 8.02.	Termination

SECTION 8.03.	Governing Law

SECTION 8.04.	WAIVER OF TRIAL BY JURY AND SUBMISSION TO JURISDICTION

SECTION 8.05.	Notices

SECTION 8.06.	Counterparts

SECTION 8.07.	Third-Party Beneficiaries

SECTION 8.08.	Merger and Integration

SECTION 8.09.	Headings

SECTION 8.10.	No Set-Off

SECTION 8.11.	No Bankruptcy Petition

SECTION 8.12.	Responsible Officer Certificates; No Recourse

SECTION 8.13.	Consequential Damages

SECTION 8.14.	Liquidation Servicer

SECTION 8.15.	Effectiveness of this Agreement

SCHEDULES

Schedule 1	Form of Quarterly Master Servicer’s Certificate
Schedule 2	Form of Annual Agreed-Upon Procedures for Report Auditors
Schedule 3	Location of Records
Schedule 4	Liquidation Servicer Duties

iii

This SECOND AMENDED AND RESTATED SERVICING AGREEMENT, dated as of April 18, 2006 (this “Agreement”), among (i) HUNTSMAN RECEIVABLES FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), (ii) HUNTSMAN (EUROPE) BVBA, a company organized under the laws of Belgium, as the master servicer (the “Master Servicer”), (iii) HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company, TIOXIDE AMERICAS, INC., a company organized under the laws of the Cayman Islands, HUNTSMAN PROPYLENE OXIDE LTD., a limited partnership organized under the laws of Texas, HUNTSMAN INTERNATIONAL FUELS, L.P., a limited partnership organized under the laws of Texas, HUNTSMAN HOLLAND B.V., a limited liability company organized under the laws of the Netherlands, TIOXIDE EUROPE LIMITED, a corporation organized under the laws of England and Wales, HUNTSMAN PETROCHEMICALS (UK) LIMITED, a corporation organized under the laws of England and Wales, TIOXIDE EUROPE S.R.L., a limited liability company organized under the laws of Italy, HUNTSMAN SURFACE SCIENCES ITALIA S.R.L., a limited liability company organized under the laws of Italy, HUNTSMAN PATRICA S.R.L., a limited liability company organized under the laws of Italy, TIOXIDE EUROPE S.L., a closed limited liability company organized under the laws of Spain, HUNTSMAN PERFORMANCE PRODUCTS SPAIN S.L., a closed limited liability company organized under the laws of Spain, TIOXIDE EUROPE S.A.S., a closed, simplified limited liability company organized under the laws of France, HUNTSMAN SURFACE SCIENCES (FRANCE) S.A.S., a closed, simplified limited liability company organized under the laws of France, HUNTSMAN SURFACE SCIENCES UK LIMITED, a private limited company organized under the laws of England and Wales, HUNTSMAN ETHYLENEAMINES LTD., a limited partnership organized under the laws of Texas, HUNTSMAN PETROCHEMICAL CORPORATION, a corporation organized under the laws of Delaware, HUNTSMAN POLYMERS CORPORATION, a corporation organized under the laws of Delaware, and HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC, a limited liability company organized under the laws of Utah, as Local Servicers (defined below), (iv) HUNTSMAN INTERNATIONAL LLC, a limited liability company established under the laws of the State of Delaware, as Servicer Guarantor (the “Servicer Guarantor” and, from time to time “Huntsman International”, and (v) J.P. MORGAN BANK (IRELAND) plc selected, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”) and (vi) PRICEWATERHOUSECOOPERS LLP, a limited liability partnership incorporated under the laws of England and Wales (registered number OC303525), as Liquidation Servicer (the “Liquidation Servicer”), amends and restates the AMENDED AND RESTATED SERVICING AGREEMENT, dated as of October 21, 2002 (the “Original Agreement”) among (i) the Company, (ii) the Master Servicer, (iii) TIOXIDE AMERICAS, INC., HUNTSMAN HOLLAND B.V., TIOXIDE EUROPE LIMITED, HUNTSMAN INTERNATIONAL LLC, HUNTSMAN PETROCHEMICALS (UK) LIMITED, HUNTSMAN PROPYLENE OXIDE LTD., HUNTSMAN INTERNATIONAL FUELS, L.P., TIOXIDE EUROPE S.R.L., HUNTSMAN SURFACE SCIENCES ITALIA S.R.L., HUNTSMAN PATRICA S.R.L., TIOXIDE EUROPE S.L., HUNTSMAN PERFORMANCE PRODUCTS SPAIN, S.L., TIOXIDE EUROPE S.A.S., HUNTSMAN SURFACE SCIENCES (FRANCE) S.A.S., HUNTSMAN SURFACE SCIENCES UK LTD, and HUNTSMAN ETHYLENEAMINES LTD., as Local Servicers thereunder, (iv) the Servicer Guarantor, (v) the Trustee and (vi) the Liquidation Servicer.

W I T N E S S E T H :

WHEREAS, Tioxide Americas Inc., Huntsman Propylene Oxide Ltd., Huntsman International Fuel L.P., Huntsman Ethyleneamines Ltd., Huntsman Petrochemical Corporation, Huntsman Polymers Corporation and Huntsman Expandable Polymers Company, LC (each a “U.S. Originator” and together the “U.S. Originators”) and Huntsman International have entered into the Second Amended and Restated U.S. Receivables Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified and in effect from time to time, the “U.S. Receivables Purchase Agreement”);

WHEREAS, pursuant to the U.S. Receivables Purchase Agreement, the U.S. Originators shall sell to Huntsman International and Huntsman International shall purchase from the U.S. Originators all of the U.S. Originators’ right, title and interest in, to and under certain Receivables now existing and hereafter arising from time to time and other Receivable Assets (as defined in the U.S. Receivables Purchase Agreement) related to such Receivables;

WHEREAS, Huntsman Surface Sciences UK Limited, Tioxide Europe Limited and Huntsman Petrochemicals (UK) Limited (each a “UK Originator” and together the “UK Originators”) and Huntsman International have entered into the Second Amended and Restated UK Receivables Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified and in effect from time to time, the “UK Receivables Purchase Agreement”);

WHEREAS, pursuant to the UK Receivables Purchase Agreement, the UK Originators shall sell to Huntsman International and Huntsman International shall purchase from the UK Originators all of the UK Originators’ right, title and interest in, to and under certain Receivables now existing and hereafter arising from time to time and other Receivable Assets (as defined in the UK Receivables Purchase Agreement) related to such Receivables;

WHEREAS, Huntsman Holland B.V. (the “Dutch Originator”), Tioxide Europe Srl, Huntsman Surface Sciences Italia Srl and Huntsman Patrica Srl, (each an “Italian Originator” and together the “Italian Originators”), Tioxide Europe S.L., and Huntsman Surface Sciences Ibérica, S.L., (each a “Spanish Originator” and together the “Spanish Originators”), Tioxide Europe SAS, and Huntsman Surface Sciences (France) S.A.S., (each a “French Originator” and together the “French Originators” and, together with the Dutch Originator, the Italian Originators and the Spanish Originators, the “European Originators”), Huntsman International and the Company have entered into an Amended and Restated Omnibus Receivables Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified and in effect from time to time, the “Omnibus Receivables Purchase Agreement”);

WHEREAS, pursuant to the Omnibus Receivables Purchase Agreement, the European Originators (except for the French Originators) shall sell to Huntsman International and Huntsman International shall purchase from the European Originators (except for the French Originators), all of such European Originators’ right, title and interest in, to and under certain Receivables originated by such European Originator now existing and hereafter arising from time to time and the other Receivable Assets related to such Receivables;

WHEREAS, pursuant to the Omnibus Receivables Purchase Agreement, the French Originators shall sell to the Company, and the Company shall purchase from the French Originators, all of the French Originators’ right, title and interest in, to and under certain

Receivables originated by the French Originators now existing and hereafter arising from time to time and the other Receivable Assets related to such Receivables;

WHEREAS, Huntsman International (collectively with the U.S. Originators, the UK Originators and the European Originators, the “Originators”) and the Company have entered into an Amended and Restated Contribution Agreement, dated as of the date hereof (as amended, restated or otherwise modified and in effect from time to time, the “Contribution Agreement” and, collectively with the Receivables Purchase Agreements, the “Origination Agreements”);

WHEREAS, the Company, the Master Servicer and the Trustee have entered into the Second Amended and Restated Pooling Agreement, dated as of April 18, 2006 (as amended, restated or otherwise modified and in effect from time to time, the “Pooling Agreement”);

WHEREAS, pursuant to the Pooling Agreement, (i) the Company shall grant to the Trust, and the Trust will receive from the Company, a Participation (without effecting any transfer or conveyance of any right, title or interest thereunder) in the Company’s right, title and interest in, to and under the Receivables, and the related other Participation Assets owned by the Company, and (ii) the Company grants to the Trust a security interest in all of its right, title and interest in, to and under the Receivables and the related other Participation Assets and the Origination Agreements; and

WHEREAS, in accordance with Section 6.02(b) and Schedule 4 of this Agreement, the Liquidation Servicer may commence the performance of its services for the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                                                           Definitions.

Capitalized terms used herein shall, unless otherwise defined or referenced herein, have the meanings assigned to such terms in Annex X attached to the Pooling Agreement which Annex X is incorporated by reference herein.

SECTION 1.02.                                                           Other Definitional Provisions.

(a)                                  All terms defined in this Agreement (directly or by incorporation by reference pursuant to Section 1.01) shall have the defined meanings when used in any certificates or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)                                 As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein (directly or by incorporation by reference pursuant to Section 1.01) and accounting terms partly defined herein (directly or by incorporation by reference pursuant to Section 1.01), to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein or incorporated by reference herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or incorporated by reference herein shall control.

(c)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

(d)                                 The definitions contained herein or incorporated by reference herein are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

(e)                                  Any reference herein or in any other Transaction Document to a provision of the Code, 1940 Act, ERISA or the applicable UCC shall be deemed to be also a reference to any successor provision thereto.

(f)                                    Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

(g)                                 Any reference in this Agreement to any representation, warranty or covenant “deemed” to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

(h)                                 The words “include”, “includes” or “including” shall be interpreted as if followed, in each case, by the phrase “without limitation”.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.01.                                                           Appointment of Master Servicer and Local Servicers; Delegation.

(a)                                  (i) The Company hereby appoints the Master Servicer to act as, and the Master Servicer hereby accepts its appointment and agrees to act as, Master Servicer under the Pooling and Servicing Agreements. The Master Servicer shall have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables originated by the Originators and owned by the Company. The Master Servicer shall have the authority to make any management decisions relating to each such Receivable to the extent such authority is granted to the Master Servicer hereunder and under any Pooling and Servicing Agreement. Unless and until the Master Servicer has been replaced as Master Servicer in accordance with the provisions hereof, the Company, the Trustee and the Holders shall treat the Master Servicer as Master Servicer and may conclusively rely on the instructions, notices and reports of the Master Servicer for so long as the Master Servicer continues in its appointment as Master Servicer.

(b)                                 In addition to the appointment of each of the Local Servicers pursuant to Section 2.01(c), and without limiting the generality of Section 2.02 and subject to Section 6.02, each of the Master Servicer and any Local Servicer is hereby further authorized and empowered to delegate or assign any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to one or more Persons who agree to conduct such duties in accordance with the Policies; provided, however, that, with respect to any such Person, the Master Servicer or such Local Servicer shall give prior written notice to the Company, the Trustee and each Funding Agent prior to any such delegation or assignment. Prior to such delegation or assignment being effective, the Master Servicer shall have received the written consent of the Company, the Trustee and the Funding Agent(s) representing more than 50% of the Aggregate Invested Amount to such delegation or assignment. No delegation or assignment of duties by the Master Servicer permitted hereunder (including any sub-delegation by a Local Servicer) shall relieve the Master Servicer of its liability and responsibility with respect to such duties.

(c)                                  In order to perform the obligations hereunder, the Master Servicer may from time to time appoint one or more Originators or other Affiliates as a local servicer (each entity, in such capacity, “Local Servicer”) for the Receivables owned by the Company; provided that the Master Servicer may appoint an Affiliate which is not an Originator of the Receivables that are to be serviced only with the prior written consent of the Funding Agent(s) representing more than 50% of the Aggregate Invested Amount. References to the servicing covenants, duties and obligations of the Master Servicer hereunder shall also be deemed to refer to the Local Servicers’ covenants, duties and obligations; provided, however, that in the event that a Local Servicer shall resign or be removed from its position, unless an alternate Local Servicer is appointed by the Master Servicer, the Master Servicer shall itself service the Receivables previously serviced by such Local Servicer.

(d)                                 Each of the Local Servicers shall manage the servicing and administration of Receivables to be serviced by it, the collection of payments due under such Receivables, the preparation and submission of the Originator Daily Report, and the charging off of any such Receivables as uncollectible, all in accordance with the Policies and the terms of the Pooling and Servicing Agreements. To the extent any Originator or other Affiliate of the Master Servicer is appointed as a Local Servicer, such Local Servicer shall, with respect to the Receivables to be serviced by it, have all the rights and privileges provided hereunder to the Master Servicer with respect to the servicing of Receivables (subject to the limitations and conditions set forth herein).

SECTION 2.02.                                                           Servicing Procedures.

(a)                                  The Master Servicer shall have full power and authority, acting alone or through any party properly appointed or otherwise designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable, but subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.01, the Master Servicer and its designees are hereby authorized and empowered (i) to execute and deliver, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with the Policies and with applicable Requirements of Law, to commence enforcement proceedings with respect to Receivables and (ii) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the United States Securities and Exchange Commission, any state securities authority and any foreign securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal, state or foreign securities or reporting requirements or laws.

(b)                                 Without limiting the generality of the foregoing and subject to Section 6.02, the Master Servicer and its designees are hereby authorized and empowered to give written direction to the Trustee with respect to transfers within and withdrawals from the Company Concentration Accounts and payments to the Company Receipts Accounts (which directions may be in the form of a Daily Report) and as otherwise specified in the Pooling and Servicing Agreements.

(c)                                  The Master Servicer and its designees shall, at the Master Servicer’s own cost and expense and as agent for the Company, collect, and in accordance with the Policies, as and when the same becomes due, the amount owing on each Receivable. The Master Servicer and its designees shall not make any material change in its administrative, servicing and collection systems that deviates from the Policies, except as expressly permitted by the terms of the Pooling and Servicing Agreements and after giving written notice to the Trustee of any such change. In the event of default under any Receivable, the Master Servicer and its designees shall have the power and authority, on behalf of the Company, to take such action in respect of such Receivable as the Master Servicer and its designees may deem advisable. In the enforcement or collection of any Receivable, the Master Servicer and any of its designees shall be entitled, but not required, to sue thereon in (i) its own name or (ii) if, but only if, the Company consents in writing (which shall not be unreasonably withheld), as agent for the Company. In no event shall the Master Servicer or any of its designees be entitled to take any action that would make the Company, the Trustee, any Funding Agent or any Investor Certificateholder a party to any litigation without the express prior written consent of such Person.

(d)                                 Except as provided in any Pooling and Servicing Agreements, neither the Master Servicer, its designees nor the Liquidation Servicer or any Successor Master Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables transferred to the

Company from the procedures, offices, employees and accounts used by the Master Servicer or any Local Servicer or Successor Master Servicer, as the case may be, in connection with servicing other receivables.

(e)                                  The Master Servicer and its designees shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Contracts relating to the Receivables and the Policies.

(f)                                    The Master Servicer and its designees shall not take any action to cause any U.S. Receivable not evidenced by any “instrument” or which does not constitute “chattel paper” (each as defined under the applicable UCC or other similar applicable law, statute or legislation) upon origination to become evidenced by an “instrument” or become “chattel paper” and the Master Servicer or its designee shall not take any action to cause any interest in any U.S. Receivable to be evidenced by any title documents in bearer form, except in connection with its enforcement or collection of such Receivable. If any U.S. Receivable is evidenced by an “instrument” or “chattel paper” (as defined under the applicable UCC), the Master Servicer or its designee shall either (i) deliver such instrument or title documents to the Trustee as soon as reasonably practicable, but in no event more than three (3) calendar days after execution thereof or (ii) appropriately mark the Contract relating to such Receivable with words substantially to the following effect: “THIS RECEIVABLE HAS BEEN PLEDGED TO J.P. MORGAN BANK (IRELAND) PLC, AS TRUSTEE PURSUANT TO THE TERMS AND CONDITIONS OF THE SECOND AMENDED AND RESTATED POOLING AGREEMENT, DATED AS OF APRIL 18, 2006, AMONG HUNTSMAN RECEIVABLES FINANCE, LLC, HUNTSMAN (EUROPE) BVBA AND J.P. MORGAN BANK (IRELAND) PLC.”

SECTION 2.03.                                                           Collections.

(a)                                  The Master Servicer and its designees shall instruct all Obligors to make all payments in respect of the Receivables to one of the Collection Accounts. Each of the Company and the Master Servicer represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, the Pooling and Servicing Agreements. Without limiting the generality of the foregoing, the Master Servicer shall comply with the provisions of Section 3.01(f) of the Pooling Agreement as to remittance of funds available in any Collection Account or Master Collection Account. All Collections in the Collection Accounts or Master Collection Accounts shall be transferred to the applicable Company Concentration Accounts by no later than 12:30 p.m. London time on the next Business Day following the day of receipt of Collections in the Collection Accounts. In the event that any payments in respect of any Receivable are made directly to the Master Servicer or any Local Servicer, the Master Servicer or such Local Servicer shall, within one (1) Business Day of receipt thereof, deliver or deposit such amounts to the appropriate currency Company Concentration Account and, prior to forwarding such amounts, the Master Servicer or the Local Servicer shall hold such payments on behalf of the Company.

(b)                                 The Master Servicer shall administer amounts on deposit in the Collection Accounts and the Master Collection Accounts in accordance with the terms of the Pooling and Servicing Agreements. The Trustee (at the direction of the Master Servicer) shall administer amounts on deposit in the Company Concentration Accounts in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company and the Master Servicer acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in any Collection Account and the Master Collection Account except pursuant to the terms of the Pooling and Servicing Agreements and (ii) all amounts deposited in any Company Concentration Account shall be under the sole dominion and control of the Trustee (in each case pursuant to the security interest granted by the Company under the Pooling Agreement), subject to the Master Servicer’s rights to direct the applications and transfers of any such amounts as provided by the terms of any Pooling and Servicing Agreements, such directions to be included in the Daily Report.

(c)                                  If the Collections received in respect of a Receivable that is not set forth in a Daily Report can be identified by the Master Servicer within five (5) Local Business Days of receipt, the Master Servicer shall send written notice to the Trustee identifying such Receivable and setting forth the amount of Collections attributable to such Receivable. If the Trustee shall have received such written notice within five (5) Local Business Days of the Local Business Day on which such Collections have been deposited into a Collection Account, such Collections shall be transferred to the relevant Company Receipts Account by the Trustee.

(d)                                 The Master Servicer hereby agrees that if the Master Servicer can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if the Master Servicer cannot attribute a Collection to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest period of time and ending with the Receivable that has been outstanding the shortest period of time.

(e)                                  The Master Servicer shall procure the Forward Rates from the FX Counterparty in order to prepare the Daily Report and the Monthly Settlement Report and the Master Servicer shall procure the Spot Rates from the FX Counterparty in order to make the distributions from the Series Concentration Accounts set forth in Sections 3.01(f), (g), (h) and (i) of the Pooling Agreement.

SECTION 2.04.                                                           Reconciliation of Deposits.

If, in respect of Collections on account of a Receivable, the Master Servicer deposits into a Collection Account, or a Company Concentration Account (a) a check or electronic payment request that is not honored for any reason or (b) an amount that is less than or more than the actual amount of such Collections, the Master Servicer shall, in lieu of making a reconciling withdrawal or deposit (and any related bookkeeping entries), as the case may be, adjust the amount subsequently deposited into such Collection Account or Company Concentration

Account to reflect such dishonored check or electronic payment re-claim or deposit mistake. Any Receivable in respect of which a dishonored check or electronic payment re-claim is received shall be deemed not to have been paid; provided, that no adjustments made pursuant to this Section 2.04 shall change any amount previously reported pursuant to Section 4.02.

SECTION 2.05.                                                           Servicing Compensation.

(a)                                  Prior to the Liquidation Servicer Commencement Date, as compensation for the administration and servicing activities hereunder, the Master Servicer shall be entitled to receive on each Distribution Date in arrears, for the preceding Settlement Period prior to the termination of the Trust pursuant to Section 9.01 of the Pooling Agreement, a portion (expressed as a percentage) of a servicing fee (the “Servicing Fee”), which shall be a maximum amount equal to the product of (A) the Servicing Fee Percentage, (B)(i) the average aggregate Principal Amount of the Receivables for such Settlement Period or (ii) with respect to the initial Accrual Period, the average aggregate Principal Amount of the Receivables from (and including) the Series 2000-1 Issuance Date to (but excluding) the last day of the initial Settlement Period and (C) the number of days in such Settlement Period divided by 360. The Company and the Initial Master Servicer may from time to time agree in writing to a reduced Servicing Fee. If there is a Master Servicer Default and a Successor Master Servicer Default is appointed by the Trustee, the servicing fee for such Successor Master Servicer shall be the fee agreed upon between the Trustee and such Successor Master Servicer; provided, however, that such servicing fee shall not exceed the maximum Servicing Fee payable hereunder to the Master Servicer. The servicing fee payable to the Liquidation Servicer shall be the Liquidation Servicing Fee. Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to Certificates of each Outstanding Series for any Settlement Period shall be an amount equal to the product of (i) the Servicing Fee for such Settlement Period and (ii) a fraction (expressed as a percentage) (A) the numerator of which is the daily average Invested Amount for such Settlement Period with respect to such Outstanding Series and (B) the denominator of which is the daily average Aggregate Invested Amount for such Settlement Period (with respect to any such Series, the “Monthly Servicing Fee”). The Master Servicer (acting in such capacity) shall be entitled to retain 10% of the Servicing Fee and shall pay each Local Servicer a percentage of the remaining Servicing Fee in an amount equal to the percentage obtained by dividing the aggregate Principal Amount of Receivables serviced by such Local Servicer by the Aggregate Receivables Amount. The Servicing Fee shall be payable to the Master Servicer (and by the Master Servicer to the Local Servicers) solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement. The Company and the Trustee shall have no liability to pay any amount of the Servicing Fee or any other fee or expense to the Local Servicers. Any such fee which is payable to a Local Servicer belonging in the United Kingdom shall be inclusive of United Kingdom value added tax and the application of Section 89 of the United Kingdom Value Added Tax Act 1994 shall be excluded in relation to such fee.

(b)                                 The Company hereby directs the Master Servicer to pay (from funds of the Company only) amounts due to the Liquidation Servicer, in the event it has been appointed to commence performance of its services, including the Liquidation Servicer’s reasonable out-of-pocket expenses relating to the Liquidation Servicer’s inspections, if any, of the Master Servicer’s servicing facilities. In no event shall the Master Servicer or the Liquidation Servicer, in the event it has been appointed to commence performance of its services, be liable for any Federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Investor Certificateholders or the Liquidation Servicer except in accordance with Section 5.02. Notwithstanding anything to the contrary in any other Pooling and Servicing Agreements, in the event that the Master Servicer fails to pay any amount due to the Liquidation Servicer pursuant to Section 8.05 of the Pooling Agreement, or following the commencement and continuation (for a period greater than any applicable grace period) of an Early Amortization Period, the Liquidation Servicer shall be entitled, in addition to any other rights it may have under law and under the Pooling Agreement, to receive directly such amounts owing to it under the Pooling and Servicing Agreements from, and in the same order of priority as, the Servicing Fee before payment to the Master Servicer or Local Servicer of any portion thereof. The Master Servicer shall be required to pay its own and any Local Servicer’s expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee. Nothing contained herein shall be construed to limit the obligation of the Company to pay any amounts due to the Liquidation Servicer pursuant to Section 8.05 of the Pooling Agreement. Other than as provided herein or in any other Transaction Document, the Trustee may not set-off or apply funds except as permitted by Article III of the Pooling Agreement or any Supplement thereto and the Trustee hereby agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, the Servicing Fee for any amount owed to it by the Master Servicer, in its capacities the Master Servicer or otherwise, pursuant to the Transaction Documents.

SECTION 2.06.                                                           Advances by the Master Servicer.

(a)                                  The Master Servicer to the extent it determines that such Servicer Advance would be recoverable from subsequent Collections may deposit into the applicable Series Principal Concentration Subaccount or applicable Series Non-Principal Concentration Subaccount monies in an Approved Currency in an amount equal to any projected liquidity shortfall as determined by the Master Servicer. The Master Servicer shall set forth in the Daily Report and the Monthly Settlement Report the amount of all Servicer Advances made by the Master Servicer during the related reporting period.

(b)                                 On each Distribution Date, the Trustee shall reimburse the Master Servicer for the Outstanding Amount Advanced in accordance with the provisions of each Supplement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.                                                           Representations and Warranties of the Master Servicer, Local Servicers and the Servicer Guarantor.

As of (i) the date hereof and (ii) each Issuance Date, each of the Master Servicer, each Local Servicer and the Servicer Guarantor hereby severally makes the following representations and warranties to the Company and the Trustee:

(a)                                  Organization; Powers. It (i) is duly organized or formed, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its formation or organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and, to the extent applicable, in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)                                 Authorization; No Conflict. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and performance of the Transactions contemplated thereby (i) have been duly authorized by all requisite corporate and, if applicable and required, stockholder, member or partner action as applicable and (ii) will not (A) violate (l) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which its property is or may be bound, except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it, or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens).

(c)                                  Enforceability. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with such document’s terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

(d)                                 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (i) the filing of UCC financing statements (or other applicable similar filings) in any applicable jurisdictions necessary to perfect the Company’s ownership interest in the Receivables and the Trust’s Participation and security interest in the Receivables, and (ii) such as have been made or obtained and are in full force and effect.

(e)                                  Litigation; Compliance with Laws.

(i)                                     There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it (i) in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions contemplated thereunder or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to it.

(ii)                                  It is not in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(iii)                               It is not in default under or with respect to any Requirement of Law applicable to the collection and servicing of Receivables where such default would be reasonably likely to have a Material Adverse Effect with respect to it.

(f)                                    Agreements.

(i)                                     It is not a party to any agreement or instrument or subject to any corporate, restriction in its organizational documents that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

(ii)                                  It is not in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(g)                                 No Master Servicer Default. No Master Servicer Default or Potential Master Servicer Default has occurred and is continuing.

(h)                                 Servicing Ability. As of the related Issuance Date, there has not been since the date of this Agreement any adverse change in its ability to perform its obligations as Master Servicer under any Transaction Document to which it is a party.

(i)                                     Location of Records. The office at which it keeps its records concerning any Receivables either is located (i) at the address set forth in Schedule 3 of this Agreement or (ii) at another address of which the Master Servicer has notified the Company and the Trustee in accordance with the provisions of Section 4.08.

(j)                                     Responsibilities of each Local Servicer. Notwithstanding anything herein to the contrary, (i) each Local Servicer shall perform or cause to be performed all of its obligations under the Policies related to the Receivables serviced by it to the same extent as if such Receivables had not been sold, assigned, transferred and conveyed to the Company under the applicable Origination Agreement, (ii) the exercise by the Company of any of its rights under the applicable Origination Agreement shall not relieve any Local Servicer of its obligations with respect to such Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Local Servicer.

(k)                                  Anti-Terrorism Law.

(A)                              Neither it nor, to the actual knowledge of a Responsible Officer, any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Law”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (as amended) (the “Patriot Act”).

(B)                                Neither it nor, to the actual knowledge of a Responsible Officer, any of its Affiliates or brokers or other agents, acting or benefiting in any capacity in connection with its obligations hereunder is any of the following:

(i)                                     a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)                                  a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a person with which it is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)                                 a person that is named as a “specially designated national and blocked person” on the most current list published by the US Treasury Department, Office of Foreign Assets Control at its

official website or any replacement website or other replacement official publication of such list.

SECTION 3.02.                                                           Additional Representations and Warranties of the Master Servicer.

As of (i) the Series 2000-1 Issuance Date and (ii) each Series 2000-1 Increase Date, the Master Servicer shall be deemed to represent and warrant that it has determined, in accordance with the requirements for the calculations and determinations provided for under the Transaction Documents, that the following conditions have been satisfied:

(a)                                  (1) in respect of the Series 2000-1 U.S. Dollar VFC Certificates, the related aggregate Series 2000-1 Initial U.S. Dollar Invested Amount or Series 2000-1 Increase Amount in respect thereof is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (2) in respect of the Series 2000-1 Euro VFC Certificates the related aggregate Series 2000-1 Initial Euro Invested Amount or Series 2000-1 Increase Amount in respect thereof is equal of €1,000,000 or an integral multiple of €100,000 in excess thereof;

(b)                                 after giving effect to the Series 2000-1 Initial Invested Amount or the Series 2000-1 Increase Amount, as applicable,

(i)                                     the Series 2000-1 Invested Amount (calculated without regard to clauses (c)(iv) and (v) of the definitions of Series 2000-1 Purchaser U.S. Dollar Invested Amount and Series 2000-1 Purchaser Euro Invested Amount) would not exceed the Series 2000-1 Maximum Invested Amount on the Series 2000-1 Issuance Date or such Series 2000-1 Increase Date, as the case may be,

(ii)                                  the Series 2000-1 Allocated Receivables Amount would not be less than the Series 2000-1 Target Receivables Amount on the Series 2000-1 Issuance Date or such Series 2000-1 Increase Date, as the case may be, as set forth in the Daily Report delivered on such date,

(iii)                               with respect to any VFC Purchaser Group, the Series 2000-1 Purchaser U.S. Dollar Invested Amount and the Series 2000-1 Purchaser Euro Invested Amount (calculated without regard to clauses (c)(iv) and (v) of the definition of Series 2000-1 Purchaser U.S. Dollar Invested Amount and Series 2000-1 Purchaser Euro Invested Amount, respectively) with respect to such VFC Purchaser Group would not exceed its VFC Pro Rata Share of the Series 2000-1 Purchaser U.S. Dollar Invested Amount and Series 2000-1 Purchaser Euro Invested Amount on the Series 2000-1 Issuance Date or such Series 2000-1 Increase Date, and

(iv)                              so long as any Series 2000-1 Euro VFC Certificate is outstanding, the Company maintains outstanding the Series 2000-1 Purchaser U.S. Dollar Invested Amount equal to or greater than the Series 2000-1 Required Purchaser U.S. Dollar Invested Amount;

(c)                                  no Series 2000-1 Early Amortization Event or Potential Series 2000-1 Early Amortization Event under the Agreement or this Supplement shall have occurred and be continuing; and

(d)                                 all of the representations and warranties made by the Master Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Series 2000-1 Issuance Date or such Series 2000-1 Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

ARTICLE IV

COVENANTS OF THE MASTER SERVICER AND THE SERVICER GUARANTOR

SECTION 4.01.                                                           Delivery of Daily Reports.

Unless otherwise specified in the Supplement with respect to any Series, on each Local Business Day and with respect to each Outstanding Series, each Originator shall deliver to the Master Servicer, a written report (an “Originator Daily Report”) by 10 a.m. London time on the Local Business Day following each date of sale or contribution of Receivables, setting forth for such date of sale or offer, as the case may be, a description of Receivables sold or offered for sale, as the case may be, to Huntsman International or conveyed to the Company, as the case may be.

On each Business Day, the Master Servicer or its designee shall deliver to the Trustee, the Liquidation Servicer and each Funding Agent no later than 12:30 p.m. London time, a written report substantially in the form attached as Exhibit B to the Pooling Agreement (the “Daily Report”) setting forth, for such Business Day the amount of Aggregate Daily Collections appearing in the Company Concentration Accounts, the amount of initial Collections received on the previous Business Day (the “Reported Day”) and appearing in the Collection Accounts; the amount of Receivables contributed by the Contributor to the Company, and for which a Participation and security interest has been granted by the Company to the Trust; the amount of Ineligible Receivables (if any) identified on the Reported Day; the amount of Servicer Advances deposited in the Series Principal Concentration Subaccount or the Series Non-Principal Concentration Subaccount on such day, plus the total amount of Servicer Advance outstanding and not yet repaid as of such date; and such other information as the Company, the Trustee or such Funding Agent may reasonably request. The Daily Report must be delivered in an electronic format mutually agreed upon by the Master Servicer, the Liquidation Servicer, the Trustee and the Funding Agent, or if such electronic copy is not available, by facsimile (electronic form of such Daily Report to be provided as soon as it is available). By delivery of a Daily Report, the Master Servicer shall be deemed to have made a representation and warranty that it has determined in accordance with the requirements for calculations and determinations provided for under the Transaction Documents, all information set forth therein is true and correct.

SECTION 4.02.                                                           Delivery of Monthly Settlement Report.

Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Master Servicer hereby covenants and agrees that it shall deliver to each Funding Agent, the Liquidation Servicer, the Company and the Trustee by 12:30 p.m. London time, on each

Settlement Report Date, a certificate of a Responsible Officer of the Master Servicer substantially in the form of Exhibit C to the Pooling Agreement (a “Monthly Settlement Report”) setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, to the best of the Master Servicer’s knowledge, (a) the information described in the form of the Monthly Settlement Report including such changes as may be agreed to by the Master Servicer, the Liquidation Servicer, the Company, the Trustee and each Funding Agent (if any), (b) a list of any Obligors or Approved Obligor Countries with debt ratings that have been either reduced or withdrawn during such Settlement Period, (c) the amount of Servicer Advances made by the Master Servicer during the related Settlement Period and the Outstanding Amount Advanced as of the end of the related Settlement Period, (d) Day Sales Outstanding for the reported Settlement Period, and (e) such other information as the Trustee, the Liquidation Servicer or any Funding Agent may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Master Servicer (subject to Section 8.11 hereof) that, (i) to such Responsible Officer’s knowledge, the information contained therein is true and correct in all material respects and (ii) the Master Servicer has performed all of its obligations in all material respects under each Transaction Document to which it is a party throughout such preceding Settlement Period (or, if there has been a default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof). A copy of each Monthly Settlement Report may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office. The Monthly Settlement Report must be delivered in an electronic format mutually agreed upon by the Master Servicer, the Trustee, the Liquidation Servicer and each Funding Agent, or if such electronic copy is not available, by facsimile (electronic form of such Monthly Settlement Report to be provided as soon as it becomes available).

SECTION 4.03.                                                           Delivery of Quarterly Master Servicer’s Certificates.

The Master Servicer shall deliver to the Company, the Trustee and each Funding Agent, subject to Section 8.12 hereof, a certificate of a Responsible Officer of the Master Servicer substantially in the form of Schedule 1 hereto, certifying that:

(a)                                  a review of its and the Company’s activities during the preceding calendar year (or in the case of the first such certificate issued after the Effective Date, during the period from the Effective Date through and including the last day of the preceding calendar quarter), and of its performance under each Transaction Document was made under the supervision of such Responsible Officer;

(b)                                 to the best of such Responsible Officer’s knowledge, based on such review, it and the Company have each performed their respective obligations in all material respects under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof); and

(c)                                  to the best of such Responsible Officer’s knowledge, each Daily Report and Monthly Settlement Report was at the time when delivered correct in all material respects.

Such certificate shall be delivered by the Master Servicer within 45 days after the end of each calendar year. A copy of each such certificate may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

SECTION 4.04.                                                           Delivery of Independent Public Accountants’ Letter Related to Annual Review of Originator Daily Reports, Daily Reports and Monthly Settlement Reports.

The Master Servicer shall, at the expense of the Company, cause Independent Public Accountants to furnish to the Company, the Trustee, the Liquidation Servicer and each Funding Agent within 120 days following the last day of the Master Servicer’s fiscal year, beginning with the fiscal year ending December 31, 2000, a letter to the effect that such Independent Public Accountants have performed the agreed-upon procedures set forth in Schedule 2 hereto relating to the (a) review of the Master Servicer’s performance related to (i) the preparation of the Daily Reports and (ii) the preparation of the Monthly Settlement Reports, and (b) review of the preparation of the Originator Daily Reports prepared by the Originators, during the preceding fiscal year and describing such accountants’ findings with respect to such procedures; provided, however, that so long as the Variable Funding Certificates are the only Investor Certificates outstanding, the requirement to deliver the foregoing letter shall be at the option of the Administrative Agent. A copy of any such report may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

SECTION 4.05.                                                           Extension, Amendment and Adjustment of Receivables; Amendment of Policies.

(a)                                  The Master Servicer hereby covenants and agrees with the Company and the Trustee that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify the terms of, or grant any Dilution Adjustment in respect of, any Receivable, or otherwise take any action that is intended to cause or permit a Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the Servicing Standard set forth in Section 4.12 and in accordance with terms of the Policies (and would have been made in the ordinary course of business), (ii) if such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) if any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectibility of the relevant Receivable, or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Contributor, the Company or any Originator, as the case may be, and the related Obligor with respect to such Receivable, provided, that in the event the Originator cancels an invoice related to a Receivable, the Originator must make an Originator Dilution Adjustment Payment in accordance with Section 2.05 or 2.06 (or the applicable corresponding section) of the related Origination Agreement. If the Master Servicer or the Originator cancels an invoice related to a Receivable, either (1) such invoice must be replaced as part of a “credit and re-bill” (as defined in the definition of Dilution Adjustment) with an invoice relating to the same transaction as the cancelled invoice of equal or greater Principal Amount within 5 Business Days of such cancellation, (2) such invoice must be replaced as part of a “credit and re-bill” (as defined in the definition of Dilution Adjustment) with an invoice relating to the same transaction as the cancelled invoice of a lesser Principal Amount within 5 Business Days of such cancellation and the Originator must make an Originator Dilution Adjustment Payment to the Company, in an amount equal to the difference between such cancelled and replacement invoices or (3) the Originator must make an Originator Dilution Adjustment Payment to the Company in an amount equal to the full value of such cancelled invoice pursuant to Section 2.05 or 2.06 (or the applicable corresponding section) of the related Origination Agreement. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables and if as a result of such a reduction the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount, the Company (in addition to the obligations of the Originators under the related Origination Agreement in respect of such Dilution Adjustment) will be required to pay into relevant the Series Principal Concentration Subaccount with respect to each Outstanding Series in immediately available funds, within one (1) Business Day of such determination, the pro rata share for such Series (based on a percentage equal to the Invested Amount for such Series divided by the Aggregate Invested Amount) of the Adjustment Payment.

(b)                                 The Master Servicer shall not change or modify the Policies in any material respect, except (i) if such change or modification is necessary under any Requirement of Law or (ii) if such change or modification would not reasonably be expected to have a Material Adverse Effect is satisfied with respect thereto. The Master Servicer shall provide notice to the Company, the Trustee, each Funding Agent and the Liquidation Servicer of any change or modification of the Policies.

(c)                                  The Master Servicer shall perform its obligations in accordance with and comply in all material respects with the Policies.

SECTION 4.06.                                                           Protection of Holders’ Rights.

The Master Servicer hereby agrees with the Company and the Trustee that it shall take no action, nor intentionally omit to take any action (provided that the Master Servicer shall have no obligation to make any payments on behalf of an Obligor that has defaulted under any Receivable except to the extent otherwise required pursuant to Section 5.02) that would reasonably be expected to result in a Material Adverse Effect in respect of the Receivables or any Related Property, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies or Section 4.05 above.

SECTION 4.07.                                                           Security Interest.

The Master Servicer hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Receivable, whether now existing or hereafter created, or any interest therein, and the Master Servicer shall defend the right, title and interest of the

Company and the Trust in, to and under any Receivable, whether now existing or hereafter created, against all claims of third parties claiming through the Master Servicer or the Company.

SECTION 4.08.                                                           Location of Records.

The Master Servicer hereby covenants and agrees that it shall not move any of the offices where it keeps its records with respect to any Receivables (including any office of a Local Servicer) outside of the location specified in respect thereof on Schedule 3 to the related Origination Agreement, in any such case, without giving thirty (30) days prior written notice to the Company, the Trustee, the Liquidation Servicer and each Funding Agent.

SECTION 4.09.                                                           Inspection Rights.

(a)                                  Subject to the provisions of any Supplement, the Master Servicer shall, at any reasonable time during normal business hours on any Local Business Day and from time to time, upon reasonable prior notice, and as often as may reasonably be requested, subject to their respective security and confidentiality requirements, (i) permit the Company, the Trustee, the Liquidation Servicer, any Funding Agent or any of their respective agents or representatives, (A) to examine and make copies of and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivables and (B) following the occurrence of a Master Servicer Default or the termination of the Master Servicer’s appointment as Master Servicer to be present at its offices and properties to administer and control the Collection of the Receivables and to allow the Trustee and the Liquidation Servicer access to documents, instruments and other records (including the documents, instruments and other records required to be transferred to a successor pursuant to Section 6.01 upon a Master Servicer Transfer), equipment and personnel that are necessary to enable the Liquidation Servicer or Successor Master Servicer, as applicable, to continue servicing operations in accordance with the terms of the Transaction Documents and (ii) permit the Company, the Trustee, any Funding Agent or any of their respective agents or representatives to visit its properties to discuss its affairs, finances and accounts relating to the Receivables or its performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers or directors and with its independent certified public accountants.

(b)                                 The Master Servicer shall provide the Trustee with such other information as the Trustee may reasonably request in connection with the fulfilment of the Trustee’s obligations under any Pooling and Servicing Agreements.

SECTION 4.10.                                                           Delivery of Financial Reports.

The Master Servicer shall furnish to the Company, the Trustee and each Funding Agent:

(a)                                  copies of the following financial reports, notices and information:

(i)                                     within 90 days after the end of each fiscal year, the Servicer Guarantor’s consolidated balance sheet and related Reports of income, stockholders’ equity and cash flows showing the consolidated financial condition of the Servicer Guarantor and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except that qualifications relating to (i) preacquisition balance sheet accounts of Persons acquired by the Master Servicer and (ii) Reports in reliance on another accounting firm shall be permitted) to the effect that such consolidated financial reports fairly present in all material respects the financial condition and results of operations of the Servicer Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii)                                  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Servicer Guarantor’s unaudited consolidated balance sheet and related Reports of income, stockholders’ equity and cash flows showing the consolidated financial condition of the Servicer Guarantor, each of the European Originators and each of their consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of the Servicer Guarantor’s operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Responsible Officer of the Servicer Guarantor as fairly presenting in all material respects the consolidated financial condition and results of operations of the Servicer Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

(iii)                               within 150 days after the end of each fiscal year audited balance sheet and related reports statements of income, stockholders’ equity and cash flows showing the financial condition of the Servicer Guarantor each of its consolidated subsidiaries;

(iv)                              within 300 days after the end of each fiscal year audited balance sheet and related reports statements of income, stockholders’ equity and cash flows showing the financial condition of each of the European Originators and each of their consolidated subsidiaries;

(b)                                 concurrently with any delivery of financial reports under Section 4.10(a)(ii), subject to Section 8.11 hereof, a certificate of the Responsible Officer certifying such Reports and stating to the best of such person’s knowledge (i) no Early Amortization Event or Potential Early Amortization Event exists, or (ii) if any Early Amortization Event or Potential Early Amortization Event exists, stating the nature and status thereof;

(c)                                  promptly after the filing thereof, copies of any registration statement (other than the exhibits thereto and excluding any registration statements on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors and employees) of each Originator and the Servicer Guarantor or any of its respective Subsidiaries or Affiliates;

(d)                                 promptly upon the furnishings thereof to the shareholders of each Originator, copies of all financial statements, financial reports and proxy statements so furnished;

(e)                                  (i) within ten (10) days after the date of any material change in the Policies, a copy of the Policies then in effect and (ii) within ten (10) calendar days after the date of the Master Servicer’s receipt of notice of or the publication of any change in each Originator’s public or private debt ratings by a Rating Agency, if any, a written certification of such Originator’s public or private debt ratings by a Rating Agency after giving effect to such change; and

(f)                                    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of each Originator, or compliance with the terms of any Transaction Document, in each case as any Funding Agent or any Trustee may reasonably request.

SECTION 4.11.                                                           Notices.

The Master Servicer shall furnish written notice of the following events to the Company, the Trustee and each Funding Agent, promptly upon a Responsible Officer of such Person obtaining actual knowledge thereof: (i) the reduction or withdrawal of a relevant applicable rating of an Obligor, an Approved Obligor Country or an Approved Currency by a Rating Agency or (ii) the occurrence of any Originator Termination Event, Potential Originator Termination Event, Early Amortization Event, Potential Early Amortization Event, Master Servicer Default, Potential Master Servicer Default or Program Termination Event.

SECTION 4.12.                                                           Servicing Standard.

The Master Servicer hereby agrees with the Trustee that as Master Servicer it shall exercise the same degree of skill and care in managing the administration and servicing of the Receivables, and performing its obligations hereunder, as it would exercise if it were the beneficial owner of all such Receivables (the “Servicing Standard”).

SECTION 4.13.                                                           Delivery of Information or Documents Requested by the Company.

The Master Servicer shall promptly furnish to the Company and each other Person identified by the Company all information and documents reasonably requested by the Company that are necessary in order for the Company to fulfill its obligations under the Transaction Documents.

SECTION 4.14.                                                           Maintenance of Records.

The Master Servicer shall obtain and maintain the original copies of all documents delivered pursuant to or in connection with the Origination Agreements, including offers and acceptances, Originator Daily Reports, assignments, subrogation receipts or any similar instruments. The Master Servicer shall retain copies of all documents and instruments required to be delivered under Section 2.2(g) of the Italian Receivables Purchase Agreement and Section 4.9 of the Spanish Receivables Purchase Agreement.

SECTION 4.15.                                                           Compliance with FX Hedging Policy.

The Master Servicer shall ensure that the FX Hedging Policy is complied with at all times, including by making the determinations necessary to assess compliance with the FX Hedging Policy and by delivering all necessary instructions to the Trustee to ensure that the Trustee enters into FX Forward Agreements as required by the Pooling Agreement.

SECTION 4.16.                                                           Designated Lines of Business.

The Master Servicer shall ensure that the Receivables originated with respect to an Excluded Designated Line of Business or Designated Line of Business are at all times identified and distinguished from all other Receivables.

SECTION 4.17.                                                           Notice, Reports, Directions by Master Servicer.

Any information, notice or report to be delivered by, or any instructions, requests, demands, elections or directions to be given by, the Master Servicer under this Agreement is, unless otherwise indicated, being delivered or given by the Master Servicer on behalf of the Company in accordance with the provisions of this Agreement, the Pooling Agreement and the related Supplement.

ARTICLE V

OTHER MATTERS RELATING TO THE MASTER SERVICER

SECTION 5.01.                                                           Merger, Consolidation, etc.

The Master Servicer shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, transfer, lease, assign or otherwise dispose of, all or substantially all of its property, business or assets other than the assignments and transfers contemplated hereby; provided that the Master Servicer may merge into or consolidate with any other Person or convey, sell or transfer its property, business or assets substantially as an entirety to another Person, if:

(a)                                  (i) the Master Servicer is the surviving entity or (ii) the surviving Person (A) expressly assumes, without execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every one of its covenants and obligations hereunder and (B) no Material Adverse Effect with respect to such Person shall result from such merger, consolidation, sale, lease, transfer or disposal of assets;

(b)                                 subject to Section 8.11 hereof, it has delivered to the Trustee a Responsible Officer’s certificate and an Opinion of Counsel addressed to the Trust and the Trustee (i) each stating that such consolidation, merger, conveyance or transfer complies with this Section 5.01 and (ii) further stating in the Responsible Officer’s certificate that all conditions precedent herein provided for relating to such transaction have been complied with; and

(c)                                  either (x) the corporation formed by such consolidation or into which the Master Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall be an eligible Successor Master Servicer as determined by the Master Servicer with the consent of the Funding Agents (such consent not to be unreasonably withheld or delayed) (taking into account, in making such determination, the experience and operations of the predecessor Master Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Master Servicer shall have assumed the obligations of the Master Servicer in accordance with this Agreement.

SECTION 5.02.                                                           Indemnification of the Company, Liquidation Servicer, Trust and the Trustee.

(a)                                  The Master Servicer hereby agrees to indemnify and hold harmless each of the Company, the Liquidation Servicer and the Trustee for the benefit of the Investor Certificateholders, and each of their affiliates, and respective directors, managing members, officers, employees and agents and each person who controls any of them or their affiliates within the meaning of the Securities Act and any successors thereto (a “Master Servicer Indemnified Person”) from and against any loss, liability, claim, expense, damage, penalty, judgment, or injury suffered or sustained by such Master Servicer Indemnified Person by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, the Master Servicer’s or Local Servicer’s activities pursuant to any Pooling and Servicing Agreement including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Master Servicer shall not indemnify any Master Servicer Indemnified Person for any liability, cost or expense of such Master Servicer Indemnified Person (i) arising from a default by an Obligor with respect to any Receivable (except that indemnification shall be made to the extent that such default arises out of the Master Servicer’s failure to perform its duties or obligations as Master Servicer under this Agreement), or (ii) to the extent that such loss, liability, claim, damage, penalty, injury, judgment, liability or expense is finally judicially determined to have resulted primarily from the gross negligence or wilful misconduct of, or wilful breach of this Agreement by, such Master Servicer Indemnified Person. The provisions of this indemnity shall run directly to, and be enforceable by, the applicable Master Servicer Indemnified Person and shall survive the termination, in whole or in part, of the Agreement and the resignation or removal, as applicable, of the Master Servicer.

(b)                                 In addition to Section (a) above, the Master Servicer shall indemnify and hold harmless each Master Servicer Indemnified Person from and against any loss, liability, expense, damage or injury suffered or sustained by reason of a breach by the Master Servicer or Local Servicer of any covenant contained in Sections 2.02(e), 2.02(f), 4.05, 4.06, 4.07 or 4.12 that materially adversely affects the interest of the Company, the Trust or the Investor Certificateholders under the Transaction Documents with respect to any Receivable or the collectibility of any Receivable (a “Master Servicer Indemnification

Event”), by paying such Master Servicer Indemnified Person a payment in an amount equal to the outstanding Principal Amount of such Receivable at the time of such event. Payment shall occur on or prior to the 30th Business Day after the day such Master Servicer Indemnification Event becomes known to the Master Servicer unless such Master Servicer Indemnification Event shall have been cured on or before such day.

SECTION 5.03.                                                           Master Servicer Not to Resign.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, and (ii) there is no commercially reasonable course of action that it could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Master Servicer is terminated as Master Servicer pursuant to Section 6.01 or (c) if the Master Servicer obtains the prior written consent of each Funding Agent; provided, however, that such resignation shall not in any way affect the Servicer Guarantor’s obligations hereunder or under any other Transaction Document. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (a)(i) above by an Opinion of Counsel to such effect delivered to the Company, the Trustee and each Funding Agent. No such resignation shall become effective until the Servicer Guarantor, or in the event of a default under the Servicing Guarantee, a Successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02. The Trustee, the Company and each Funding Agent shall be notified of such resignation (or termination) by the Master Servicer.

SECTION 5.04.                                                           Access to Certain Documentation and Information Regarding the Receivables.

The Master Servicer shall retain and hold in trust for the Company, each Originator, each Funding Agent, and the Trustee at the office of the Master Servicer all hard copies of the Originator Daily Reports and the Quittance Subrogatives (as defined in the French Receivables Purchase Agreement) and such computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Receivables and all collections and payments in respect thereof (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof).

ARTICLE VI

MASTER SERVICER DEFAULTS; MASTER SERVICER TERMINATION

SECTION 6.01.                                                           Master Servicer Defaults.

If any one of the following events (a “Master Servicer Default”) shall occur and be continuing:

(a)                                  failure by the Master Servicer to deliver within one (1) Business Day of when due, any Daily Report or, within three (3) Business Days of when due, any Monthly Settlement Report, in each case conforming in all material respects to the requirement of Section 4.01 or 4.02;

(b)                                 failure by the Master Servicer or any Local Servicer to pay any amount required to be paid by it under any Pooling and Servicing Agreement (which, with respect to such Local Servicer, has not been paid by the Master Servicer by way of a Servicing Advance) or to give any direction with respect to the allocation or transfer of funds under any Pooling and Servicing Agreement, on the date such payment is due or such allocation or transfer is required to be made;

(c)                                  failure on the part of the Master Servicer or any Local Servicer duly to observe or to perform in any material respect any other of their respective covenants or agreements set forth in any Pooling or Servicing Agreement if such failure has a Material Adverse Effect on the Holders of any Outstanding Investor Certificates and continues unremedied until five (5) Business Days after the earlier of (i) the date on which a Responsible Officer of the Master Servicer has knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Company or the Trustee, or (B) to the Company, the Trustee and to the Master Servicer by any Funding Agent; provided that if such failure may be cured and the Master Servicer or the Servicer Guarantor is diligently pursuing such cure, such event shall not constitute a Master Servicer Default for an additional five (5) calendar days; and provided, further, that no Master Servicer Default shall be deemed to occur under this subsection with respect to a failure on the part of the Master Servicer if the Master Servicer shall have complied with the provisions of Section 5.02(b) with respect thereto;

(d)                                 any representation, warranty or certification made by the Master Servicer, Local Servicer or Servicer Guarantor in any Pooling or Servicing Agreement or in any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made, which incorrectness has a Material Adverse Effect on the Holders of any Outstanding Investor Certificates or on the collectibility of the Receivables as a whole and which Material Adverse Effect continues unremedied until five (5) Business Days after the earlier of (i) the date on which a Responsible Officer of the Master Servicer has knowledge of such failure and (ii) the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Company or the Trustee, or (B) to the Company, to the Trustee and to the Master Servicer by any Funding Agent; provided, that if such incorrectness may be cured and the Master Servicer is diligently pursuing such cure, such event shall not constitute a Master Servicer Default for an additional five (5) calendar days;

(e)                                  an Insolvency Event shall have occurred with respect to the Master Servicer or the Servicer Guarantor;

(f)                                    there shall have occurred and be continuing a Program Termination Event under any Origination Agreement;

(g)                                 any Pooling and Servicing Agreement or Origination Agreement shall cease, for any reason, to be in full force and effect, or the Company, the Master Servicer,

any Local Servicer or any Affiliate of any of the foregoing, shall so assert in writing;

(h)                                 any action, suit, investigation or proceeding at law or in equity (including injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company, the Master Servicer or any Local Servicer or any properties, revenues or rights of any thereof which could reasonably be expected to have a Material Adverse Effect on the Holders of any Outstanding Series of Investor Certificates; or

(i)                                     (a) the Servicer Guarantor or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any of its outstanding Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (b) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity; provided, however, that no Master Servicer Default shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000,000;

then, so long as the Master Servicer Default shall not have been remedied (or waived in accordance with the terms of the Transaction Documents), the Trustee may, and at the written direction of the Funding Agent(s) representing more than 50% of the Aggregate Invested Amount, the Trustee shall, by notice then given in writing to the Master Servicer (a “Termination Notice”), terminate all or any part of the rights and obligations of the Master Servicer and each Local Servicer hereunder and under the Pooling Agreement and Servicing Agreements (other than rights and obligations of the Master Servicer under the Pooling and Servicing Agreements existing prior to a Master Servicer Default); provided that so long as an Affiliate of the Company is the Master Servicer, unless otherwise designated in writing by the Company to the Trustee, any act or omission of the Master Servicer shall not constitute a Master Servicer Default hereunder if and to the extent that such act or omission results only in a failure to transfer to the Company Receipts Account (or otherwise to pay to the Company) any amount which should have been so transferred (or paid). Notwithstanding anything to the contrary in this Section 6.01, a delay in or failure of performance referred to under clause (a) or (b) above for a period of five (5) Business Days after the applicable grace period shall not constitute a Master Servicer Default, if such delay or failure could not have been prevented by the exercise of commercially reasonable diligence by the Master Servicer and such delay or failure was caused by a Force Majeure Delay with respect to the Master Servicer. After receipt by the Master Servicer of a Termination Notice or delivery by the Master Servicer of a Resignation Notice, on the date that the Liquidation Servicer or the Successor Master Servicer, as applicable, shall have been notified by the Trustee of the commencement of its services to be provided pursuant to Section 6.02, all authority and power of the Master Servicer and each Local Servicer under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in the Liquidation Servicer (a “Service Transfer”) or the Successor Master Servicer, as applicable, and the Trustee is hereby directed, authorized and empowered (upon the failure of the Master Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the refusal of the

Master Servicer to execute or to deliver such documents or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer and the Trustee shall incur no liability in connection with effecting such Service Transfer. The Master Servicer and each Local Servicer agrees to cooperate with the Company, the Trustee or the Liquidation Servicer or the Successor Master Servicer, as applicable, in effecting the termination of the responsibilities and rights of the Master Servicer and each Local Servicer to conduct their duties hereunder, including the transfer to the Liquidation Servicer or the Successor Master Servicer, as applicable, of all authority of the Master Servicer and each Local Servicer to service the Receivables, provided for under the Pooling and Servicing Agreements (including all authority over all Collections that shall on the date of transfer be held by the Master Servicer for deposit, or that have been deposited by the Master Servicer, in any Collection Account, Master Collection Account or Company Concentration Account or that shall thereafter be received with respect to the Receivables), and in assisting the Liquidation Servicer or the Successor Master Servicer, as the case may be. Upon a Service Transfer, the terminated Master Servicer and each Local Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or record Receivables and (ii) are otherwise necessary to enable the Liquidation Servicer or the Successor Master Servicer, as the case may be, to coordinate servicing of all such Receivables and to prepare and deliver Daily Reports and Monthly Settlement Reports, (iii) are otherwise necessary to immediately enable the Liquidation Servicer or the Successor Master Servicer, as the case may be, to effect the Collection of such Receivables, with or without the participation of an Originator or the Master Servicer and (y) deliver to the extent permitted by law or license (to the extent transferable) the use of all of the foregoing documents, instruments and other records to such Liquidation Servicer or the Successor Master Servicer, as the case may be, at a place designated by the Liquidation Servicer or the Successor Master Servicer, as the case may be; provided, however, that the Master Servicer shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Liquidation Servicer or the Successor Master Servicer, as the case may be. In recognition of the terminated Master Servicer’s need to have access to any such documents, instruments and other records that may be transferred to the Liquidation Servicer or the Successor Master Servicer, as the case may be, hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable that are not the subject of the Participation or otherwise, the Liquidation Servicer or the Successor Master Servicer, as the case may be, shall provide to such terminated Master Servicer reasonable access to such documents, instruments and other records transferred by such terminated Master Servicer to it in connection with any activity arising in the ordinary course of the terminated Master Servicer’s business; provided that the terminated Master Servicer shall not disrupt or otherwise interfere with the Liquidation Servicer’s or the Successor Master Servicer’s, as the case may be, use of and access to such documents, instruments and other records. To the extent that compliance with this Section 6.01 shall require the terminated Master Servicer to disclose to such Successor Master Servicer information of any kind that the terminated Master Servicer reasonably deems to be confidential, the Liquidation Servicer or the Successor Master Servicer, as the case may be, shall be required to enter into such customary licensing and confidentiality agreements as the terminated Master Servicer shall reasonably deem necessary to protect its interests. All costs and expenses incurred by the terminated Master Servicer and the Trustee in connection with any Service Transfer shall be for the account of the terminated Master Servicer and to the extent any costs or expenses incurred by the Trustee are not so paid, the Trustee shall be entitled to be paid such items from amounts that would otherwise be distributable to the Company under Article III of the Pooling Agreement.

SECTION 6.02.                                                           Trustee To Act; Appointment of Successor.

(a)                                  Upon (i) in the case of a termination of the Master Servicer, the receipt by the Master Servicer of a Termination Notice pursuant to Section 6.01 or (ii) in the case of a resignation of the Master Servicer, notification by the Master Servicer to the Trustee, the Company and each Funding Agent in writing of its resignation pursuant to Section 5.03 (the “Resignation Notice”), the Master Servicer shall continue to perform all servicing functions under the Pooling and Servicing Agreements until (1) in the case of a termination of the Master Servicer, the earlier of (A) the date on which the Liquidation Servicer is appointed in accordance with Section 6.02(b) and (B) the date occurring five (5) Business Days after delivery of the Termination Notice by the Trustee to the Master Servicer or, (2) in the case of a resignation of the Master Servicer, the earlier of (X) the date on which a Successor Master Servicer accepts its appointment and (Y) 60 days after the delivery of such Resignation Notice, as the case may be. In the case of a resignation of the Master Servicer, upon the receipt by the Trustee of a Resignation Notice, the Trustee shall endeavor to appoint an eligible Successor Master Servicer subject to the consent of each Funding Agent (the “Successor Master Servicer”) and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.

(b)                                 In the case of a resignation of the Master Servicer, in the event that a Successor Master Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer and in the case of the termination of the Master Servicer, the Trustee, without further action, shall in each case notify the Liquidation Servicer (in the case of a termination, concurrent with giving the Termination Notice) to activate the commencement of servicing by the Liquidation Servicer and to establish the Liquidation Servicer Commencement Date. The Liquidation Servicer’s duties and services (both before and after the Liquidation Servicer Commencement Date) shall be as provided in Schedule 4. Notwithstanding any other provision to the contrary in this Agreement or any other Transaction Document, the Liquidation Servicer’s obligations, responsibilities and liability will be solely as specified and subject to the terms set out in Schedule 4.

(c)                                  Upon its appointment, the Successor Master Servicer shall be the successor in all respects to the Master Servicer and each Local Servicer with respect to servicing functions under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Master Servicer and the Company (with the consent of the Funding Agent(s) representing Holders of more than 50% of the Aggregate Invested Amount) or the Company and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and all references in any Pooling or Servicing Agreement to the Master Servicer shall be deemed to refer to such Successor Master Servicer. The Successor Master Servicer shall not be liable for, and the replaced Master

Servicer shall indemnify the Successor Master Servicer against costs incurred by the Successor Master Servicer as a result of, any acts or omissions of such replaced Master Servicer or any events or occurrences occurring prior to the Successor Master Servicer’s acceptance of its appointment as successor to the Master Servicer. Any Successor Master Servicer shall manage the servicing and administration of the Receivables in accordance with the Policies and the terms of the Pooling and Servicing Agreements.

(d)                                 The Company and the Trustee hereby agree that the Successor Master Servicer shall receive the Servicing Fee as its servicing compensation and that the Trustee shall not be liable for any Servicing Fee differential arising as a result of engaging a Successor Master Servicer.

SECTION 6.03.                                                           Waiver of Past Defaults.

Any continuing default by the Master Servicer or the Company in the performance of its respective obligations hereunder and its consequences may be waived with the consent of the Funding Agent(s) representing Holders of more than 50% of the Aggregate Invested Amount, except a default in the failure to make any required deposits or payments in respect of any Series of Investor Certificates, which shall require a waiver by Funding Agents of all of the affected Investor Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the Pooling and Servicing Agreements. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

GUARANTY

SECTION 7.01.                                                           Guaranty.

In order to induce the Company and the Trustee to execute and deliver this Agreement, and in consideration thereof, the Servicer Guarantor hereby (i) unconditionally and irrevocably guarantees to the Company and the Trustee the obligations of the Master Servicer and each Local Servicer to perform all of the terms, conditions, covenants and agreements to be made by the Master Servicer and each Local Servicer under this Agreement, the Pooling Agreement or the Origination Agreements, (ii) agrees to cause the Master Servicer and each Local Servicer to perform and observe duly and punctually all of the foregoing, and (iii) agrees that, if for any reason whatsoever the Master Servicer and each Local Servicer fails to so perform and observe such terms, conditions, covenants and agreements, the Servicer Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Servicer Guarantor under the guaranty contained in this Article VII (this “Guaranty”) will be absolute and unconditional under all circumstances. Notwithstanding anything to the contrary contained herein, the Company and the Trustee acknowledge and agree that this Guaranty shall be a guaranty of performance and not of payment.

SECTION 7.02.                                                           Scope of Guarantor’s Liability.

The Guaranteed Obligations are independent of the obligations of the Master Servicer, any other guarantor or any other Person, and the Company and the Trustee may enforce any of their rights hereunder independently of any other right or remedy that the Company and the Trustee may at any time hold with respect to the Guaranteed Obligations or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Company and the Trustee may bring a separate action against the Servicer Guarantor without first proceeding against the Master Servicer or any Local Servicer, any other guarantor or any other Person, and regardless of whether the Master Servicer or any other guarantor or any other Person is joined in any such action. The Servicer Guarantor’s liability hereunder shall at all times remain effective with respect to Guaranteed Obligations and the obligations of the Master Servicer and each Local Servicer under the Pooling Agreement, notwithstanding any limitations on the liability of any Master Servicer or any Local Servicer to the Company and the Trustee contained in any of the Transaction Documents or elsewhere. The Company and the Trustee’s rights hereunder shall not be exhausted by any action taken by the Company and the Trustee until all Guaranteed Obligations have been fully performed.

SECTION 7.03.                                                           The Company and the Trustee’s Right to Amend this Agreement.

The Servicer Guarantor authorizes the Company, the Funding Agents and the Trustee, at any time and from time to time without notice, without affecting the liability of the Servicer Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations; (b) waive, release, terminate, abandon, subordinate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, (c) release the Master Servicer, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (d) assign its rights under this Guaranty in whole or in part.

SECTION 7.04.                                                           Waiver of Certain Rights by Guarantor.

The Servicer Guarantor hereby waives each of the following to the fullest extent allowed by law:

(a)                                  any defense based upon:

(i)                                     any act or omission of the Company and the Trustee or any other Person that directly or indirectly results in the discharge or release of any of the Master Servicer or any other Person or any of the Guaranteed Obligations or any security therefor; or

(ii)                                  any disability or any other defense of the Master Servicer with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(b)                                 any right (whether now or hereafter existing) to require the Company and the Trustee, as a condition to the enforcement of this Guaranty, to proceed against the Master Servicer;

(c)                                  presentment, demand, protest and notice of any kind, including notices of default and notice of acceptance of this Guaranty; and

(d)                                 all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Servicer Guarantor hereunder in respect of the Guaranteed Obligations.

SECTION 7.05.                                                           Master Servicer’s Obligations to Guarantor and Guarantor’s Obligations to Master Servicer Subordinated.

Until all of the Guaranteed Obligations have been performed, the Servicer Guarantor agrees that all existing and future payment obligations (whether arising by subrogation or otherwise) of the Master Servicer or Local Servicer to the Servicer Guarantor or the Servicer Guarantor to the Master Servicer or Local Servicer shall be and hereby are expressly subordinated to the full performance of the Guaranteed Obligations, on the terms set forth in clauses (a) through (d) below, and the performance or payment of any such obligation of the Master Servicer or any Local Servicer to the Servicer Guarantor is expressly deferred in right to the full performance of the Guaranteed Obligations.

(a)                                  The Servicer Guarantor authorizes and directs the Master Servicer and each Local Servicer and each of the Company and the Trustee authorizes and directs the Servicer Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

(b)                                 No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Servicer Guarantor, the Company and the Trustee or any other Person or by any non-compliance by the Servicer Guarantor, the Trustee, the Company and the Trustee or any other Person with the terms, provisions and covenants hereof or of the Transaction Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

(c)                                  Nothing express or implied herein shall give any Person other than the Master Servicer, the Company, the Trustee, and the Servicer Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

(d)                                 If the Servicer Guarantor shall institute or participate in any suit, action or proceeding against the Company or the Trustee or the Company or the Trustee shall institute or participate in any suit, action or proceeding against the Servicer Guarantor, in violation of the terms hereof, the Company or the Trustee or the Servicer Guarantor, as the case may be may interpose as a defense or dilatory plea this subordination, either the Company or the Trustee are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of the Company or the Trustee, or the Servicer Guarantor, as the case may be.

SECTION 7.06.                                                           Guarantor to Pay the Company and the Trustee’s Expenses.

The Servicer Guarantor agrees to pay to the Company and the Trustee, on demand, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Company and the Trustee in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Company and the Trustee, such amounts shall bear interest, commencing with the Company and the Trustee’s demand therefor, for each Settlement Period during the period from the date of such demand until paid, at a rate equal to One-Month LIBOR plus 1.00% (calculated on the basis of a 360-day year).

SECTION 7.07.                                                           Reinstatement.

This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of the Company and the Trustee shall continue, if at any time performance of the General Obligations is discontinued by the Servicer Guarantor upon an event of bankruptcy, dissolution, liquidation or reorganization of the Company, the Trustee, the Servicer Guarantor, any other guarantor or any other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for the foregoing, or any substantial part of their respective property, or they become otherwise insolvent.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01.                                                           Amendment.

This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of Section 10.01 of the Pooling Agreement and any applicable provision of a Supplement with respect to a Series.

SECTION 8.02.                                                           Termination.

(a)                                  The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

(b)                                 All authority and power granted to the Master Servicer under any Pooling or Servicing Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and the Company is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of rights from and after the Trust Termination Date. The Master Servicer shall cooperate with the Company in effecting the termination of its responsibilities and rights to conduct servicing of the Receivables on their respective behalf. The Master Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company will reasonably request. To the extent that compliance with this Section 8.02(b) shall require the Master Servicer to disclose to the Company information of any kind that the Master

Servicer deems to be confidential, the Company will be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall reasonably deem necessary to protect its interests.

SECTION 8.03.                                                           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8.04.                                                           WAIVER OF TRIAL BY JURY AND SUBMISSION TO JURISDICTION.

(a)                                  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLACEMENT AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(c)                                  THE PROVISIONS OF THIS SECTION 8.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, IN WHOLE OR IN PART, AND THE ISSUANCE, PAYMENT AND DELIVERY OF THE CERTIFICATES.

SECTION 8.05.                                                           Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth in Section 10.05 of the Pooling Agreement or the Applicable Notice Provision of the related Origination Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

SECTION 8.06.                                                           Counterparts.

This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.07.                                                           Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Investor Certificateholders and their respective successors and permitted assigns. Except as provided in this Article VIII, no other person shall have any right or obligation hereunder.

SECTION 8.08.                                                           Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 8.09.                                                           Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.10.                                                           No Set-Off.

Except as expressly provided in this Agreement, each of the Master Servicer and the Servicer Guarantor agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds held in any Collection Account, Master Collection Accounts or Company Concentration Accounts for any amount owed to it by the Company, the Trust, the Trustee or any Holder.

SECTION 8.11.                                                           No Bankruptcy Petition.

(a)                                  The Servicer Guarantor hereby covenants and agrees that solely in its capacity as a creditor of the Company it shall not institute against, or join any other Person in instituting against the Company any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings (including, but not limited to, petitioning for the declaration of the Company’s assets en désastre) under any Applicable Insolvency Laws.

(b)                                 The Master Servicer hereby covenants and agrees that solely in its capacity as a creditor of the Company it shall not institute against, or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings (including, but not limited to, petitioning for the declaration of the Company’s assets en désastre) under any Applicable Insolvency Laws.

(c)                                  Notwithstanding anything elsewhere herein, the sole remedy of the Trust, the Trustee, the Holders, the Master Servicer and the Servicer Guarantor or of any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement shall be against the assets of the Company, subject to the payment priorities contained in the Pooling Agreement and the related Supplement. Neither the Trust, the Trustee, the Holders, the Master Servicer, the Servicer Guarantor, nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet any such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as “shortfall”) and all claims in respect of the shortfall shall be extinguished.

SECTION 8.12.                                                           Responsible Officer Certificates; No Recourse.

Any certificate executed and delivered by a Responsible Officer of the Master Servicer or the Servicer Guarantor, as the case may be pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Master Servicer or the Servicer Guarantor, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, employee or shareholder, as such, of the Master Servicer, the Servicer Guarantor or the Company shall not have liability for any obligation of the Master Servicer, the Servicer Guarantor or the Company (as the case may be) hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or wilful misconduct of such director, officer, employee or shareholder.

SECTION 8.13.                                                           Consequential Damages.

In no event shall the Master Servicer or the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.14.                                                           Liquidation Servicer.

The Liquidation Servicer is a party to this Agreement solely to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favor hereunder (as expressly provided in Section 2.02, Section 2.05(b), Article IV Section 5.02 and Article VI) and shall assume no obligation or incur any liability to any other party hereto except to the Company (subject to the terms of the contract agreed between the Company and the Liquidation Servicer) for the performance of its obligations in accordance with Schedule 4.

SECTION 8.15.                                                           Effectiveness of this Agreement.

This Agreement shall come into effect only upon the occurrence of the Series 2001-1 Redemption Date, at which time the existing Amended and Restated Servicing Agreement dated October 21, 2002 will be of no further force and effect except as to evidence the incurrence of obligations thereunder.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE LLC,
as Company

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

HUNTSMAN EUROPE BVBA,
as Master Servicer

By:	/s/ CHRISTOPHE STRUYVELT
Name: Christophe Struyvelt
Title: Manager

By:	/s/ FRANCIS DE CARRIÈRE
Name: Francis De Carrière
Title: Manager

HUNTSMAN INTERNATIONAL LLC,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

TIOXIDE AMERICAS INC.,

By:	/s/ L. RUSSELL HEALY
Name: L. Russell Healy
Title: Vice President and Treasurer

HUNTSMAN PROPYLENE OXIDE LTD.,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

HUNTSMAN INTERNATIONAL FUELS, L.P.,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

HUNTSMAN HOLLAND B.V.,

By:	/s/ BEN DE JONG
Name: Ben De Jong
Title: Attorney and Director

TIOXIDE EUROPE LIMITED,

By:	/s/ J. KIMO ESPLIN
Name: J. Kimo Esplin
Title: Director

HUNTSMAN PETROCHEMICALS (UK) LIMITED,

By:	/s/ J. KIMO ESPLIN
Name: J. Kimo Esplin
Title: Director

TIOXIDE EUROPE SRL,

By:	/s/ VALTER MUSSO
Name: Valter Musso
Title: President of the Board of Directors

HUNTSMAN SURFACE SCIENCES ITALIA SRL,

By:	/s/ DANIELLE FERRARI
Name: Danielle Ferrari
Title: Director

HUNTSMAN PATRICA S.R.L.,

By:	/s/ DANIELLE FERRARI
Name: Danielle Ferrari
Title: Director

TIOXIDE EUROPE S.L.,

By:	/s/ NEIL JONATHAN GRAHAM
Name: Neil Jonathan Graham
Title: Managing Director

HUNTSMAN PERFORMANCE PRODUCTS SPAIN, S.L.,

By:	/s/ DANIELLE FERRARI
Name: Danielle Ferrari
Title: Director

TIOXIDE EUROPE SAS,

By:	/s/ DOMINIQUE VANNESTE
Name: Dominique Vanneste
Title: President

HUNTSMAN SURFACE SCIENCES (FRANCE),

By:	/s/ JOHN SMYTH
Name: /s/ John Smyth
Title: President

HUNTSMAN SURFACE SCIENCES UK LIMITED,

By:	/s/ MICHAEL CARTER
Name: Michael Carter
Title: Director

HUNTSMAN ETHYLENEAMINES LTD.,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

HUNTSMAN PETROCHEMICAL CORPORATION,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

HUNTSMAN POLYMERS CORPORATION,

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

By: HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION,
its Manager

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President

J.P. MORGAN BANK (IRELAND) plc,
not in its individual capacity but solely as Trustee

By:	/s/ [ILLEGIBLE]
Name:
Title:

HUNTSMAN INTERNATIONAL LLC,
as Servicer Guarantor

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

PRICEWATERHOUSECOOPERS LLP,
as Liquidation Servicer

By:	/s/ [ILLEGIBLE]
Name:
Title: